PROMISSORY NOTE AND SECURITY AGREEMENT - US

(Exhibit A - US to the Asset Purchase Agreement)

$12,200,000 USD	Las Vegas, Nevada
October 1, 2011

For good and valuable consideration, Galaxy Gaming, Inc., a Nevada corporation, (“Maker”), hereby makes and delivers this Promissory Note and Security Agreement – US (this “Note”) in favor of Prime Table Games, LLC (“Holder”). The parties acknowledge that this Note and a companion promissory note of even date herewith and referenced as Promissory Note and Security Agreement – UK collectively represent Exhibit A of the Asset Purchase Agreement of even date herewith (collectively the “Notes”). The parties hereby agree as follows:

1. Principal Obligation and Interest. For value received, Maker promises to pay to Holder, in currently available funds of the United States, the principal sum of Twelve Million Two Hundred Thousand United States Dollars ($12,200,000 USD). Maker’s obligation under this Note shall accrue interest at the following rates per annum:

Year	Annual Interest
2011	0%
2012	3%
2013	4%
2014	5%
2015	6%
2016	7%
2017	8%
2018 & Beyond	9%

Interest shall be computed on the basis of a 365-day year or 366-day year, as applicable, and actual days lapsed. In the event future monthly revenue received by Maker from the “Assets,” as defined in the Asset Purchase Agreement of even date herewith, is less than 90% of the Notes monthly payment due to Holder, then the Note payments may, at Maker’s option, be adjusted to the higher of $100,000 per month or 90% of the monthly revenue amount. If Maker engages this payment adjustment election, the Note shall not be deemed in default and the interest rate of the Note, as depicted in the table in this Section 1, shall increase 2% per annum for this duration of the Note or until the standard payment schedule resumes.

2. Payment Terms.

a. Monthly payments shall be due under the Note, commencing with $100,000 due on or before January 28, 2012. Subsequent payments shall each be due on the 28th day of each month and the payment amount shall increase to $130,000 per month beginning sixteen (16) months after the Closing Date, $160,000 per month beginning twenty-eight (28) months after the Closing Date, $190,000 per month beginning forty (40) months after the Closing Date, $220,000 beginning fifty-two (52) months after the Closing Date until fully paid. Additional principal payments on the Note may be made by Galaxy at any time without pre-payment penalty.

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b. All payments shall be applied first to interest, then to principal and shall be credited to the Maker's account on the date that such payment is physically received by the Holder.

c. Maker shall have the right to prepay all or any part of the principal due under this Note at any time without penalty.

d. In the event of losses suffered, incurred or sustained by Maker under that certain Asset Purchase Agreement signed simultaneously herewith, Maker shall be entitled to deduct the amount of such losses from the total balance due and owing to Holder under the terms of this Note (the “Off-Set”). The Off-Set shall be subject to the following conditions and procedures: (i) the right to off-set may only be determined upon the maturity date of this Note, (ii) the amount of the Off-Set must be either (x) agreed upon by the parties, or (y) determined in final (including all available appeals) by a court of competent jurisdiction hereunder, (iii) for purposes of this section, “losses” shall include only those direct, actual, reasonable and out-of-pocket costs incurred by Maker in good faith and paid to arms-length third parties as a result of such applicable violation under the Asset Purchase Agreement, and further, Maker shall, upon written request from Holder, provide copies of all documentary or other applicable information necessary to support the amount and validity of the foregoing direct expenses, and provided, further, direct expenses shall not include consequential, indirect or punitive expenses, and (iv) the amount of the Off-Set, as finally determined hereunder, shall be deducted from the final payment under this Note on the maturity date.

3. Grant of Security Interest. As collateral security for the prompt, complete, and timely satisfaction of all present and future indebtedness, liabilities, duties, and obligations of Maker to Holder evidenced by or arising under this Note, and including, without limitation, all principal and interest payable under this Note and all attorneys’ fees, costs and expenses incurred by Maker in the collection or enforcement of the same (collectively, the “Obligations”), Maker hereby pledges, assigns and grants to Holder a continuing security interest and lien in all of Maker’s right, title and interest in and to the property, whether now owned or hereafter acquired by Maker and whether now existing or hereafter coming into existence or acquired, including the proceeds of any disposition thereof, described on Exhibit “A” attached hereto and incorporated herein by this reference (collectively, the “Collateral”). As applicable, the terms of this Note with respect to Maker’s granting of a security interest in the Collateral to Holder shall be deemed to be a security agreement under applicable provisions of the Uniform Commercial Code (“UCC”), with Maker as the debtor and Holder as the secured party.

4. Perfection. Upon the execution and delivery of this Note, Maker authorizes Holder to file such financing statements and other documents in such offices as shall be necessary or as Holder may reasonably deem necessary to perfect and establish the priority of the liens granted by this Note, including any amendments, modifications, extensions or renewals thereof. Maker agrees, upon Holder’s request, to take all such actions as shall be necessary or as Holder may reasonably request to perfect and establish the priority of the liens granted by this Note, including any amendments, modifications, extensions or renewals thereof. Maker shall cooperate fully with Holder in establishing and maintaining Holder’s perfection of Holder’s security interest in the Collateral, including notifying and keeping Holder apprised of the current location of all of the Collateral which consists of physical property and the status of all accounts payable or similar rights which are a part of the Collateral.

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5. Representations and Warranties of Maker. Maker hereby represents and warrants the following to Holder:

a.                   Maker and those executing this Note on its behalf have the full right, power, and authority to execute, deliver and perform the Obligations under this Note, which are not prohibited or restricted under the articles of incorporation or bylaws of Maker. This Note has been duly executed and delivered by an authorized officer of Maker and constitutes a valid and legally binding obligation of Maker enforceable in accordance with its terms.

b.                   The execution of this Note and Maker’s compliance with the terms, conditions and provisions hereof does not conflict with or violate any provision of any agreement, contract, lease, deed of trust, indenture, or instrument to which Maker is a party or by which Maker is bound, or constitute a default thereunder or result in the imposition of any lien, charge, encumbrance, claim or security interest of any nature whatsoever upon any of the Collateral.

c.                    The security interest granted hereby in and to the Collateral constitutes a present, valid, binding and enforceable security interest as collateral security for the Obligations, and, except as to leased equipment or purchase-money encumbrances existing as of the date of this Note as expressly disclosed to Holder in writing, such interests, upon perfection, will be senior and prior to any liens, encumbrances, charges, title defects, interests and rights of any others with respect to such Collateral.

d.                   The security interest granted hereby shall be a first priority lien on the Collateral and no prior or superior liens, security interests or encumbrances exist with respect to any part of the Collateral.

6. Covenants of Maker. For so long as any Obligations remain outstanding:

a.                   Maker shall not sell, assign or transfer any of the Collateral, or any part thereof or interest therein except in the ordinary course of its business;

b.                   Maker shall pay or cause to be paid promptly when due all taxes and assessments on the Collateral.

7. Use of Collateral. For so long as no event of default shall have occurred and be continuing under this Note, Maker shall be entitled to use and possess the Collateral and to exercise its rights, title and interest in all contracts, agreements, and licenses subject to the rights, remedies, powers and privileges of Holder under this Note and to such use, possession or exercise not otherwise constituting an event of default, free of all influence, actual or potential from the Holder, absent a material default. Notwithstanding anything herein to the contrary, Maker shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Note had not been executed and delivered; the exercise by Holder of any right, remedy, power or privilege in respect of this Note shall not release the Maker from any of its duties and obligations under such contracts and agreements; and Holder shall have no duty, obligation or liability under such contracts and agreements included in the Collateral by reason of this Note, nor shall Holder be obligated to perform any of the duties or obligations of Maker under any such contract or agreement or to take any action to collect or enforce any claim (for payment) under any such contract or agreement.

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8. Defaults. The following events shall be defaults under this Note:

a. Maker’s failure to remit any payment under this Note on before the date due, if such failure is not cured in full within five (5) days of written notice of default;

b. Maker’s failure to perform or breach of any non-monetary obligation or covenant set forth in this Note or in the Agreement if such failure is not cured in full within ten (10) days following delivery of written notice thereof from Holder to Maker;

c. If Maker is dissolved, whether pursuant to any applicable articles of incorporation or bylaws, and/or any applicable laws, or otherwise;

d. Default in the Maker’s obligation for borrowed money, other than this loan, which shall continue for a period of twenty (20) days;

e. The commencement of any action or proceeding which affects the Collateral or title thereto or the interest of Holder therein, including, but not limited to eminent domain, insolvency, code enforcement or arrangements or proceedings involving a bankrupt or decedent;

f. The entry of a decree or order by a court having appropriate jurisdiction, adjudging the Maker bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Maker under the federal Bankruptcy code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee of the Maker, or any substantial part if its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order un-stayed and in effect for a period of twenty (20) days; or

g. Maker’s institution of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or its filing of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Code or any other applicable federal or state law, or its consent to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the company, or of any substantial part of its property, or its making of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Maker in furtherance of any such action.

9. Rights and Remedies of Holder. Upon the occurrence of an event of default by Maker under this Note, then, in addition to all other rights and remedies at law or in equity, Holder may exercise any one or more of the following rights and remedies:

a. Accelerate the time for payment of all amounts payable under this Note by written notice thereof to Maker, whereupon all such amounts shall be immediately due and payable.

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b. Pursue and enforce all of the rights and remedies provided to a secured party with respect to the Collateral under the Uniform Commercial Code.

c. Make such appearance, disburse such sums, and take such action as Holder deems necessary, in its sole discretion, to protect Holder’s interest, including but not limited to (i) disbursement of attorneys’ fees, and (ii) procurement of satisfactory insurance. Any amounts disbursed by Holder pursuant to this Section, with interest thereon, shall become additional indebtedness of the Maker secured by this Note and shall be immediately due and payable and shall bear interest from the date of disbursement at the default rate stated in this Note. Nothing contained in this Section shall require Holder to incur any expense or take any action.

d. Pursue any other rights or remedies available to Holder at law or in equity.

10. Representation of Counsel. Maker acknowledges that they have consulted with or have had the opportunity to consult with their legal counsel prior to executing this Note. This Note has been freely negotiated by Maker and Holder and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Note.

11. Choice of Laws; Actions. This Note shall be constructed and construed in accordance with the internal substantive laws of the State of Nevada, without regard to the choice of law principles of said State. Maker acknowledges that this Note has been negotiated in Clark County, Nevada. Accordingly, the exclusive venue of any action, suit, counterclaim or cross claim arising under, out of, or in connection with this Note shall be the state or federal courts in Clark County, Nevada. Maker hereby consents to the personal jurisdiction of any court of competent subject matter jurisdiction sitting in Clark County, Nevada.

12. Usury Savings Clause. Maker expressly agrees and acknowledges that Maker and Holder intend and agree that this Note shall not be subject to the usury laws of any state other than the State of Nevada. Notwithstanding anything contained in this Note to the contrary, if collection from Maker of interest at the rate set forth herein would be contrary to applicable laws, then the applicable interest rate upon default shall be the highest interest rate that may be collected from Maker under applicable laws at such time.

13. Costs of Collection. Should the indebtedness represented by this Note, or any part hereof, be collected at law, in equity, or in any bankruptcy, receivership or other court proceeding, or this Note be placed in the hands of any attorney for collection after default, Maker agrees to pay, in addition to the principal and interest due hereon, all reasonable attorneys’ fees, plus all other costs and expenses of collection and enforcement, including any fees incurred in connection with such proceedings or collection of the Note and/or enforcement of Holder’s rights with respect to the administration, supervision, preservation or protection of, or realization upon, any Collateral securing payment hereof.

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14. Miscellaneous.

a. This Note shall be binding upon Maker and shall inure to the benefit of Holder. Holder may not assign this Note to a direct competitor of Maker except upon the express written consent of Maker.

b. Any failure or delay by Holder to insist upon the strict performance of any term, condition, covenant or agreement of this Note, or to exercise any right, power or remedy hereunder shall not constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy.

c. Any provision of this Note that is unenforceable shall be severed from this Note to the extent reasonably possible without invalidating or affecting the intent, validity or enforceability of any other provision of this Note.

d. This Note may not be modified or amended in any respect except in writing and agreed to by Maker and Holder.

e. Time is of the essence.

15. Waiver of Certain Formalities. All parties to this Note hereby waive presentment, dishonor, notice of dishonor and protest. All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Note, or of the performance of any covenants, conditions or agreements hereof or thereof or the taking or release of collateral securing this Note. Any such action taken by Holder shall not discharge the liability of any party to this Note.

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IN WITNESS WHEREOF, this Note has been executed effective the date and place first written above.

Galaxy Gaming, Inc. “Maker”: By: /s/ Robert Saucier Its: CEO
Prime Table Games, LLC “Holder”: By: /s/ Prime Table Games, LLC
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Exhibit “A”

Collateral

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